SUN COMMUNITIES, INC.

Press Release

FIRST QUARTER 2013

NEWS RELEASE
April 25, 2013

Sun Communities, Inc. Reports 2013 First Quarter Results

Southfield, MI, April 25, 2013 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its first quarter results.

Highlights: Three Months Ended March 31, 2013

•	Raised $249.5 million in net proceeds from a follow-on offering of 5.8 million shares of common stock.

•	Same site Net Operating Income (“NOI”)(2) increased by 5.6 percent as compared to the first quarter of 2012.

•	Revenue producing sites increased by 621 sites, compared to an increase of 294 during the first quarter of 2012.

•	FFO(1) excluding certain items as described in this release was $0.93 per diluted share and OP Unit ("Share") as compared to $0.90 per Share in the first quarter of 2012.

•	Home sales increased 16.2 percent as compared to the first quarter of 2012.

"The Company has grown dramatically while operating metrics continue to set new standards and records with each passing quarter.  When we also consider the successful efforts to strengthen the balance sheet,  we see a transformed company",  said Gary A. Shiffman, Chairman and CEO. "Our primary goal now is to bring performance to the bottom line through 2013 and 2014", added Shiffman.

Funds from Operations (“FFO”)(1)

FFO(1) was $30.7 million, or $0.90 per Share, in the first quarter of 2013 as compared to $25.7 million, or $0.89 per Share, in the first quarter of 2012. Excluding approximately $1.0 million and $0.2 million of transaction costs incurred in connection with acquisition activity during the three months ended March 31, 2013 and 2012, respectively, FFO(1) was $31.7 million and $25.9 million, or $0.93 and $0.90 per Share for the three months ended March 31, 2013 and 2012, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2013 was $5.7 million, or $0.19 per diluted common share, compared with net income of $5.4 million, or $0.21 per diluted common share, for the first quarter of 2012.

Sun Communities, Inc. 1st Quarter 2013                                 Page 2

Community Occupancy

During the first quarter of 2013, revenue producing sites increased by 621 sites as compared to 294 revenue producing sites gained in the first quarter of 2012. Of the 621 sites, 435 were gained in same site properties while the remaining 186 were gained in properties acquired in 2012 and 2013. Total portfolio occupancy increased to 88.6 percent at March 31, 2013 from 86.0 percent at March 31, 2012.

The Company rented an additional 474 homes during the three months ended March 31, 2013, bringing the total number of occupied rentals to 8,584.

Same Site Results

For 159 communities owned throughout 2013 and 2012, first quarter 2013 total revenues increased 4.9 percent and total expenses increased 3.2 percent, resulting in an increase in NOI(2) of 5.6 percent over the first quarter of 2012. Same site occupancy increased to 88.0 percent at March 31, 2013 from 86.1 percent at March 31, 2012.

Home Sales

During the first quarter of 2013, 466 homes were sold, an increase of 65 sales, or 16.2 percent, from the 401 homes sold during the first quarter of 2012. Rental home sales, which are included in total home sales, totaled 236 and 218 for the first quarters of 2013 and 2012, respectively.

Acquisitions

Subsequent to quarter end, on April 18, 2013, the Company acquired a recreational vehicle community, personal property, inventory and other associated intangibles for an aggregate purchase price of $9.8 million paid in cash. This community is located in New York and is comprised of 299 sites.
As previously announced, the Company acquired ten recreational vehicle communities located in Maine, Virginia, Connecticut, Massachusetts, New Jersey, Ohio, and Wisconsin in February 2013. The communities are comprised of over 3,600 sites of which over 40 percent are reserved under annual rental contracts.
"Recent acquisitions have served to diversify the company geographically into new markets as well as to expand our commitment to recreational vehicle properties. While formerly limited to seasonal operations during the months of December through April primarily in our Southern Florida and Texas RV communities, our geographic footprint now extends North to Wisconsin and the eastern seaboard up to Maine where the RV season is opposite of the South, running  from June through October. We've created a year round business with complimentary northern and southern seasons which will provide more efficient and effective use of our staff, marketing and RV systems", said Shiffman.

Equity Transactions

On March 18, 2013, the Company completed a follow-on offering of 5,750,000 shares of common stock at a price of $45.25 per share. Net proceeds from the offering were $249.5 million. The Company used the proceeds to repay outstanding debt and purchase the 10 communities mentioned above, and the remainder will be used for working capital and potential future acquisition of properties.

Sun Communities, Inc. 1st Quarter 2013                                 Page 3

Guidance

The Company maintains its 2013 FFO(1) guidance of $3.19 - $3.29 per Share assuming acquisition related expenses are added back in the computation of FFO(1) and including acquisitions completed through March 31, 2013. No prospective acquisitions or equity offerings are included.

FFO(1) for the second quarter of 2013 is expected to be $0.68 - $0.71 per Share after adjustment for acquisition costs. Second quarter earnings are impacted by higher property operating and maintenance expenses for the portfolio and minimal transient recreational vehicle revenue, as the winter recreational vehicle season ends in April and the summer recreational vehicle season doesn't begin until June.

The estimates and assumptions presented above are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Earnings Conference Call

A conference call to discuss first quarter operating results will be held on Thursday, April 25, 2013 at 11:00 A.M. (EST). To participate, call toll-free 877-941-8609. Callers outside the U.S. or Canada can access the call at 480-629-9692. A replay will be available following the call through May 9, 2013, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 4608462. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 184 communities comprising approximately 67,700 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 1st Quarter 2013                                 Page 4

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2012 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 1st Quarter 2013                                 Page 5

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited) March 31, 2013	December 31, 2012
ASSETS
Investment property, net (including $55,909 and $56,326 for consolidated variable interest entities, respectively)	$1,625,052	$1,518,136
Cash and cash equivalents	61,045	29,508
Inventory of manufactured homes	7,667	7,527
Notes and other receivables	155,559	139,067
Other assets	64,477	59,879
TOTAL ASSETS	$1,913,800	$1,754,117
LIABILITIES
Debt (including $45,723 and $45,900 for consolidated variable interest entities, respectively)	$1,356,609	$1,423,720
Lines of credit	392	29,781
Other liabilities	95,232	87,626
TOTAL LIABILITIES	$1,452,233	$1,541,127
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 10,000 shares authorized (March 31, 2013 and December 31, 2012, 3,400 shares issued)	$34	$34
Common stock, $0.01 par value, 90,000 shares authorized (March 31, 2013 and December 31, 2012, 37,665 and 31,557 shares issued, respectively)	377	316
Additional paid-in capital	1,202,913	940,202
Accumulated other comprehensive loss	(613)	(696)
Distributions in excess of accumulated earnings	(699,955)	(683,734)
Treasury stock, at cost (March 31, 2013 and December 31, 2012, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' equity	439,156	192,522
Noncontrolling interests:
Series A-1 preferred OP units	45,548	45,548
Series A-3 preferred OP units	3,463	—
Common OP units	(25,967)	(24,572)
Consolidated variable interest entities	(633)	(508)
Total noncontrolling interest	22,411	20,468
TOTAL STOCKHOLDERS’ EQUITY	461,567	212,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,913,800	$1,754,117

Sun Communities, Inc. 1st Quarter 2013                                 Page 6

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
REVENUES
Income from real property	$79,065	$64,296
Revenue from home sales	12,856	9,613
Rental home revenue	7,656	6,291
Ancillary revenues, net	643	263
Interest	2,963	2,405
Other income, net	196	260
Total revenues	103,379	83,128
COSTS AND EXPENSES
Property operating and maintenance	19,946	16,026
Real estate taxes	5,756	4,872
Cost of home sales	9,816	7,773
Rental home operating and maintenance	4,292	3,824
General and administrative - real property	6,790	5,058
General and administrative - home sales and rentals	2,872	2,209
Acquisition related costs	1,042	164
Depreciation and amortization	25,262	19,868
Interest	18,864	16,797
Interest on mandatorily redeemable debt	809	841
Total expenses	95,449	77,432
Income before income taxes and distributions from affiliate	7,930	5,696
Provision for state income taxes	(59)	(53)
Distributions from affiliate	400	750
Net income	8,271	6,393
Less: Preferred return to Series A-1 preferred OP units	573	579
Less: Preferred return to Series A-3 preferred OP units	30	—
Less: Amounts attributable to noncontrolling interests	410	437
Net income attributable to Sun Communities, Inc.	7,258	5,377
Less: Series A preferred stock distributions	1,514	—
Net income attributable to Sun Communities, Inc. common stockholders	$5,744	$5,377
Weighted average common shares outstanding:
Basic	30,774	25,587
Diluted	30,789	25,605
Earnings per share:
Basic	$0.19	$0.21
Diluted	$0.19	$0.21

Dividends per common share:	$0.63	$0.63

Sun Communities, Inc. 1st Quarter 2013                                 Page 7

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Net income attributable to Sun Communities, Inc. common stockholders	$5,744	$5,377
Adjustments:
Preferred return to Series A-1 preferred OP units	573	579
Preferred return to Series A-3 preferred OP units	30	—
Amounts attributable to noncontrolling interests	410	437
Depreciation and amortization	25,442	20,115
Gain on disposition of assets, net	(1,513)	(796)
Funds from operations ("FFO") (1)	30,686	25,712
Adjustments:
Acquisition related costs	1,042	164
Funds from operations excluding certain items	$31,728	$25,876

Weighted average common shares outstanding:	30,427	25,310
Add:
Common OP Units	2,069	2,072
Restricted stock	347	277
Common stock issuable upon conversion of Series A-1 preferred OP units	1,111	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	43	—
Common stock issuable upon conversion of stock options	15	18
Weighted average common shares outstanding - fully diluted	34,012	28,788

Funds from operations per Share - fully diluted	$0.90	$0.89
Funds from operations per Share excluding certain items - fully diluted	$0.93	$0.90

Sun Communities, Inc. 1st Quarter 2013                                 Page 8

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended March 31,
	2013	2012	Change	% Change
REVENUES:
Income from real property	$62,935	$59,989	$2,946	4.9%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	4,998	4,675	323	6.9%
Legal, taxes, & insurance	1,057	700	357	51.0%
Utilities	3,696	3,593	103	2.9%
Supplies and repair	1,483	1,726	(243)	(14.1)%
Other	1,348	1,443	(95)	(6.6)%
Real estate taxes	4,957	4,855	102	2.1%
Property operating expenses	17,539	16,992	547	3.2%
NET OPERATING INCOME ("NOI")(2)	$45,396	$42,997	$2,399	5.6%

	As of March 31,
OTHER INFORMATION	2013	2012	Change
Number of properties	159	159	—
Developed sites	55,233	54,699	534
Occupied sites (3)	46,004	44,498	1,506
Occupancy % (3) (4)	88.0%	86.1%	1.9%
Weighted average monthly rent per site - MH	$437	$425	$12
Weighted average monthly rent per site - Annual RV (5)	$418	$405	$13
Sites available for development	6,104	6,451	(347)

(3)	Occupied sites and occupancy % include manufactured housing and annual RV sites, and exclude transient RV sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual recreational vehicle sites and excludes transient recreational vehicle sites.

Sun Communities, Inc. 1st Quarter 2013                                 Page 9

Rental Program Summary
(in thousands except for *)

	Three Months Ended March 31,
	2013	2012	Change	% Change
REVENUES:
Rental home revenue	$7,656	$6,291	$1,365	21.7%
Site rent included in income from real property	10,765	9,045	1,720	19.0%
Rental program revenue	18,421	15,336	3,085	20.1%
EXPENSES:
Commissions	643	533	110	20.6%
Repairs and refurbishment	1,777	1,846	(69)	(3.7)%
Taxes and insurance	1,088	805	283	35.2%
Marketing and other	784	640	144	22.5%
Rental program operating and maintenance	4,292	3,824	468	12.2%
NET OPERATING INCOME ("NOI") (2)	$14,129	$11,512	$2,617	22.7%

Occupied rental home information as of March 31, 2013 and 2012:
Number of occupied rentals, end of period*	8,584	7,349	1,235	16.8%
Investment in occupied rental homes	$306,211	$249,818	$56,393	22.6%
Number of sold rental homes*	236	218	18	8.3%
Weighted average monthly rental rate*	$793	$764	$29	3.8%

Sun Communities, Inc. 1st Quarter 2013                                 Page 10

Acquisition Summary - Properties Acquired in 2012 and 2013
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2013
REVENUES:
Income from real property	$12,122
Revenue from home sales	1,056
Rental home revenue	192
Ancillary revenues, net	417
Total revenues	13,787
COSTS AND EXPENSES:
Property operating and maintenance	3,355
Real estate taxes	800
Cost of home sales	890
Rental home operating and maintenance	68
Total expenses	5,113

NET OPERATING INCOME ("NOI") (2)	$8,674

Home sales volume :
Pre-Owned Homes	34

Other information:
Number of properties	24
Developed sites	12,198
Occupied sites (3)	7,383
Occupancy % (3)	94.4%
Weighted average monthly rent per site (6)	$415

Occupied rental home information :
Number of occupied rentals, end of period	166
Investment in occupied rental homes (in thousands)	$5,903
Weighted average monthly rental rate	$873

(6)	Weighted average rent pertains to manufactured housing and annual recreational vehicle sites and excludes transient recreational vehicle sites.

Sun Communities, Inc. 1st Quarter 2013                                 Page 11